Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of SmartFinancial, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements of SmartFinancial, Inc. appearing in the Annual Report on Form 10-K of SmartFinancial, Inc. for the years ended December 31, 2016 and December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC
Chattanooga, Tennessee
February 28, 2018